UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the reverse merger transaction (the “Merger”) between Mobile Data Systems, Inc. (“MDS”) and MOJO Data Solutions, Inc. (“MOJO”). The Merger was accomplished in a series of steps. First, on September 20, 2013, Mr. Joseph Spiteri (the majority stockholder of MDS) was issued: (i) 8,000,000 shares of Series A Preferred Stock of MOJO and (ii) 3,000,000 shares of common stock of MOJO in consideration for services rendered. Each outstanding share of Series A Preferred Stock: (i) has the voting equivalency of 10 shares of common stock and (ii) automatically converts on a one-for-one basis to common stock on January 1, 2016. As a result of receiving these shares, Mr. Joseph Spiteri acquired voting control of MOJO. Therefore, on September 20, 2013, Mr. Spiteri had voting control of both MOJO and MDS.

Second, on September 27, 2013, MDS and MOJO entered into an Asset Purchase Agreement, pursuant to which MOJO agreed to purchase all of the intellectual property and substantially all of the tangible assets of MDS, constituting substantially all of the assets of MDS, in consideration for $190,000 and an unsecured promissory note for the principal amount of $80,000,bearing interest at a rate of 5% per year, maturing on the first anniversary date of the date of issuance and convertible by the holder thereof at any time and from time to time into restricted shares of common stock of the Company at the rate of $0.05 per share (the “Acquisition”). Lastly, on January 31, 2014, MOJO and MDS consummated the Acquisition at which time the business of MDS was brought into MOJO.

As the owners and management of MDS have voting and operating control of MOJO after the Acquisition and MOJO was a “shell company”, the transaction is accounted for as a recapitalization of MOJO.

The Merger will be accounted for as a “reverse merger” and recapitalization since, immediately following the completion of the Acquisition, the owners and management of MDS have effective control of MOJO and MOJO was a “shell company”. For accounting purposes, MDS will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of MOJO. Accordingly, MDS’s assets, liabilities and results of operations will become the historical financial statements of the registrant, and MOJO’s assets, liabilities and results of operations will be consolidated with MDS effective as of the date of the closing of the Acquisition. No step-up in basis or intangible assets or goodwill will be recorded in this transaction.

The unaudited pro forma combined balance sheet as of December 31, 2013 and the unaudited combined statements of operations for the year ended December 31, 2013 presented herein gives effect to the Merger as if the transaction had occurred at the beginning of such period and includes certain adjustments that are directly attributable to the transaction, which are expected to have a continuing impact on MDS, and are factually supportable, as summarized in the accompanying notes. In a reverse recapitalization, for purposes of the pro forma combined financial statements, the activities of MOJO (the shell company) are presumed to cease as of the date of the Merger. Accordingly, the statements of operations for MOJO have been omitted from the pro forma combined statements of operations.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had MDS and MOJO been a combined company during the specified periods. The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical combined financial statements of MDS included herein and the historical financial statements of MOJO included in its Annual Report on Form 10-K for the year ended April 30, 2013.

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MOBILE DATA SYSTEMS, INC.

PRO FORMA COMBINED BALANCE SHEET

DECEMBER 31, 2013

(Unaudited)

	Mobile	MOJO
	Data	Data
	Systems,	Solutions,
	Inc.	Inc.	Adj	Pro Forma	Pro Forma
	(Historical)	(Historical)	#	Adjustments	Combined

Assets

Current assets:
Cash and cash equivalents	$37,174	$22,391	E	$(181)	$59,384
Accounts receivable	-	163	E	(163)	-
Accounts receivable - related party	10,000	-	A	(10,000)	-
Inventory	-	2,961	E	(2,961)	-
Prepaid expenses	-	2,045	E	(2,045)	-
Other receivable - related party	18,000	-		-	18,000
Total current assets	65,174	27,560		(15,350)	77,384

Property and equipment, net	13,607	-		-	13,607
Other assets	1,018	-		-	1,018

Total assets	$79,799	$27,560		$(15,350)	$92,009

Liabilities and Stockholders’ Deficit

Current liabilities:
Cash overdraft	$-	$4,296	E	$(4,296)	$-
Accounts payable	80,400	61,869	E	(3,511)	138,758
Accounts payable - related party	-	10,000	A	(10,000)	-
Accrued expenses	483,154	2,391	E	(2,391)	483,154
Notes payable, current portion	774,089	-		-	774,089
Convertible notes payable	-	100,000		-	100,000
Due to related parties	1,424,077	109,020	E	(109,020)	1,424,077
Total current liabilities	2,761,720	287,576		(129,218)	2,920,078

Notes payable	147,634	-		-	147,634
Total liabilities	2,909,354	287,576		(129,218)	3,067,712

Stockholders’ deficit:
Preferred stock	-	8,000		-	8,000
Common stock	5,000	15,630	B	(7,753)	12,877
Additional paid-in capital	881,802	58,687	B	7,753	855,925
			C	(342,333)
			D	250,016
Accumulated deficit	(3,716,357)	(342,333)	C	342,333	(3,852,505)
			D	(250,016)
			E	113,868
Total stockholders’ deficit	(2,829,555)	(260,016)		113,868	(2,975,703)

Total liabilities and stockholders’ deficit	$79,799	$27,560		$(15,350)	$92,009

See Notes and Assumptions to Unaudited Pro Forma Combined Financial Statements.

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MOBILE DATA SYSTEMS, INC.

PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(Unaudited)

	Mobile
	Data
	Systems,
	Inc.	Adj	Pro Forma	Pro Forma
	(Historical)	#	Adjustments	Combined

Revenues:
Revenues - related parties	$51,000		$-	$51,000
Total revenues	51,000		-	51,000

Costs and expenses:
General, adminstrative and other	74,703		-	74,703
Depreciation and amortization	38,155		-	38,155
Research and development	421,626		-	421,626
Total costs and expenses	534,484		-	534,484

Operating loss	(483,484)		-	(483,484)

Other income (expense):
Interest expense	(94,539)		-	(94,539)
Total other expense	(94,539)		-	(94,539)

Loss before income taxes	(578,023)		-	(578,023)

Income tax expense (benefit)	-		-	-

Net loss	$(578,023)		$-	$(578,023)

Loss per share:
Basic and diluted (F)(G)				$(0.06)

Weighted average number of common shares outstanding:
Basic and diluted (F)(G)				10,300,238

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MOBILE DATA SYSTEMS, INC.

NOTES AND ASSUMPTIONS TO PRO FORMA COMBINED FINANCIAL STATEMENTS

(Unaudited)

(A)	To eliminate intercompany account receivable/payable.

(B)	To adjust stockholders’ deficit accounts to reflect the effects of the recapitalization, including 12,376,800 common shares of existing MOJO stock (net of 3,253,000 common shares retired at date of reverse merger) and the conversion of all outstanding common shares of MDS into 500,000 common shares of MOJO at par value of $0.001.

(C)	To eliminate the accumulated deficit of MOJO (the accounting acquiree).
(D)	To record the net liabilities acquired from MOJO (the accounting acquiree) (net of adjustment (A) above).

(E)	To recognize the divestiture of the tea business that shall not be operated by the Company subsequent to the Merger.

(F)	Pro forma basic and diluted loss per common share is based on the weighted average number of common shares which would have been outstanding during the period if the recapitalization had occurred at January 1, 2013, and reflects the exchange of the common stock of MDS for common stock of MOJO.

(G)	Pro forma weighted average shares include the retention of 12,376,800 shares of common stock by prior shareholders of MOJO as if such shares were issued on January 1, 2013. In computing pro forma diluted net loss per share, no effect has been given to common shares issuable upon conversion of $100,000 of convertible notes payable or 8,000,000 shares of Series A preferred stock as the effects would be anti-dilutive.

The unaudited pro forma combined financial statements do not include any adjustment for non-recurring costs incurred or to be incurred after December 31, 2013 by both MDS and MOJO to consummate the Merger, except as noted above. Merger costs include debt assumed from legal acquirer, fees payable for investment banking services, legal fees and accounting fees. Such costs will be expensed as incurred.

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